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                                                                   EXHIBIT 21

                                                                               1









                            SUBSIDIARIES OF
                         CAPSTAR HOTEL COMPANY


                                 JURISDICTION OF
                                INCORPORATION OR
                NAME              ORGANIZATION        DOING BUSINESS AS
                ----              ------------        -----------------

 1.   CapStar Management            Delaware                 --
      Company, L.P.

 2.   CapStar LP Corporation        Delaware                 --

 3.   CMC Airport, Inc.             New York                 --

 4.   EquiStar Acquisition          Delaware                 --
      Corporation

 5.   EquiStar Arlington            Delaware       Arlington Hilton Hotel
      Partners, L.P.

 6.   EquiStar Atlanta              Delaware                 --
      Company, L.L.C.

 7.   EquiStar Atlanta GP           Delaware                 --
      Company, L.L.C.

 8.   EquiStar Atlanta LP           Delaware                 --
      Company, L.L.C.

 9.   EquiStar Ballston             Delaware       Arlington Hilton Hotel
      Company, L.L.C.


      EquiStar Bellevue             Delaware        Bellevue Hilton Hotel
10.   Company, L.L.C.

      EquiStar Charlotte            Delaware      Charlotte Sheraton Airport
11.   Company, L.L.C.                                       Plaza

12.   EquiStar Cleveland            Delaware        Cleveland Holiday Inn
      Company, L.L.C.

13.   EquiStar Colorado             Delaware      Colorado Springs Sheraton
      Company, L.L.C.                                       Hotel

14.   EquiStar Irvine Company,      Delaware         Irvine Hilton Hotel
      L.L.C.

15.   EquiStar Latham               Delaware       Georgetown Latham Hotel
      Company, L.L.C.





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                                 JURISDICTION OF
                                INCORPORATION OR
                NAME              ORGANIZATION        DOING BUSINESS AS
                ----              ------------        -----------------

16.   EquiStar Salt Lake            Delaware      Salt Lake Airport Hilton
      Company, L.L.C.

17.   EquiStar Schaumberg           Delaware      Schaumberg Radisson Hotel
      Company, L.L.C.

18.   EquiStar Somerset             Delaware       Somerset Marriott Hotel
      Company, L.L.C.

19.   Leperq Atlanta                Delaware       Atlanta Airport Westin
      Renaissance Partners, L.P.

20.   CapStar Houston SW            Delaware      Houston Southwest Hilton
      Partners, L.P.

21.   CapStar Englewood             Delaware        Embassy Suites South
      Company, L.L.C.                                      Denver

22.   CapStar C.S. Company,         Delaware      Holiday Inn Garden of the
      L.L.C.                                                Gods

23.   CapStar Lafayette             Delaware          Lafayette Hilton
      Company, L.L.C.

24.   CapStar Washington            Delaware         Embassy Row Hilton
      Company, L.L.C.

25.   CapStar Santa Barbara         Delaware          Santa Barbara Inn
      Company, L.L.C.

26.   CapStar Sacramento            Delaware          Sacramento Hilton
      Company, L.L.C.

27.   CapStar San Pedro             Delaware          San Pedro Hilton
      Company, L.L.C.

28.   CapStar Westchase             Delaware          Westchase Hilton
      Partners, L.P.

29.   CapStar Albuquerque           Delaware       Doubletree Albuquerque
      Company, L.L.C.

30.   CapStar St. Louis             Delaware       Holiday Inn Riverfront
      Company, L.L.C.


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                                 JURISDICTION OF
                                INCORPORATION OR
                NAME              ORGANIZATION        DOING BUSINESS AS
                ----              ------------        -----------------

31.   CapStar Cherry Hill           Delaware      Four Points Hotel Cherry Hill
      Company, L.L.C.